Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130080, 333-193007, 333-197465, 333-204939, 333-210285, 333-217218, 333-222483, 333-223851, and 333-239469) of Ayala Pharmaceuticals, Inc. of our report dated October 15, 2023 relating to the financial statements of Biosight Ltd., which appears in this Current Report on Form 8-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
January 3, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited